PROSPECTUS          180,000 SHARES           filed pursuant to Rule 424(b)(2)
                                             Registration number 333-52547

                                 QUALMARK CORPORATION
                                     COMMON STOCK
                                    (NO PAR VALUE)
                                     ------------

     This Prospectus relates to up to 180,000 shares (the "Shares") of the common stock, no par value (the "Common Stock") of QualMark Corporation ("QualMark" or the "Company"), which may be offered from time to time by the Selling Shareholders named herein under "Selling Shareholders."

     The Company will not receive any of the proceeds from the sale of the Shares. The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Any broker-dealers that participate with the Selling Shareholders in the distribution of Shares may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales.

     As of the close of trading on May 11, 1998, the closing sale price of the Common Stock as quoted on the Nasdaq SmallCap Stock Market system was $7.875 per share. Total expenses of the offering are estimated to be $10,000, all of which will be paid by the Selling Shareholders.

     SEE "RISK FACTORS" COMMENCING ON PAGE 3 FOR CERTAIN CONSIDERATIONS RELEVANT TO AN INVESTMENT IN THE COMMON STOCK.

                                  ------------------

       THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY THE SECURITIES
          AND EXCHANGE COMMISSION OR ANY STATE SECURITIES COMMISSION NOR HAS
            THE SECURITIES AND EXCHANGE COMMISSION OR ANY STATE SECURITIES
         COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS.
              ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.



                     The date of this Prospectus is May 28, 1998.

                                AVAILABLE INFORMATION

     The Company has filed with the Securities and Exchange Commission (the "Commission") a Registration Statement (together with all amendments, exhibits, schedules and supplements thereto, the "Registration Statement") on Form S-3 under the Securities Act for registration of the shares of Common Stock offered hereby. This Prospectus, which forms a part of the Registration Statement, does not contain all of the information set forth in the Registration Statement, certain parts of which have been omitted as permitted by the rules and regulations of the Commission. For further information with respect to the Company and the Common Stock offered hereby, reference is made to the Registration Statement. Statements contained in this Prospectus regarding the contents of any contract or any other document to which reference is made are qualified in all respects by the provisions of such exhibit, to which reference is hereby made.

     The Company is subject to the information requirements of the Securities Exchange Act of 1934, as amended, and in accordance therewith files periodic reports, proxy statements and other information with the Commission. Such periodic reports, proxy statements and other information, and a copy of the Registration Statement can be copied and inspected at the public reference facilities of the Commission at 450 Fifth Street, Washington, D.C. 20549, and at the Commission's regional offices at 7 World Trade Center, Suite 1300, New York, New York 10048, and Citicorp Center, 500 West Madison, Suite 1400, Chicago, Illinois 60661. Copies of all or any portion of the Registration Statement may be obtained from the Public Reference Section of the Commission, 450 Fifth Street, N.W., Washington, D.C. 20549, at prescribed rates. The Company files certain of its materials with the Commission electronically. The Commission maintains a World Wide Web site (www.sec.gov) that contains reports, proxy and information statements and other information regarding registrants that file electronically.

     The Company intends to furnish its shareholders with Annual Reports containing audited financial statements for each fiscal year.


                         DOCUMENTS INCORPORATED BY REFERENCE

     The Company will furnish without charge to each person, including any beneficial owner to whom this Prospectus is delivered, upon the request of such person, a copy of any or all of the documents referred to below, other than exhibits to such documents. All requests for copies of such documents should be directed in writing to Vernon W. Settle, Vice President, QualMark Corporation, 1329 W. 121st Avenue, Denver, Colorado 80234.

     The following documents filed by the Company with the Commission are incorporated herein by reference:

          1) Annual Report on Form 10-KSB for the fiscal year ended December 31, 1997.
          2) Quarterly Report on Form 10-QSB for fiscal quarter ended March 31, 1998
          3) A description of the Common Stock contained in the Company's Registration Statement No. 333-1454-D on Form SB-2 dated April 8, 1996.

     All documents filed subsequent to the date of this Prospectus by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934 prior to the termination of the offering of the Shares shall be deemed to be incorporated herein by reference from the date of filing of such documents. Any statement contained in a document incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement contained herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

                                     RISK FACTORS

     IN ADDITION TO THE OTHER INFORMATION IN THIS PROSPECTUS THE FOLLOWING RISK FACTORS SHOULD BE CONSIDERED CAREFULLY IN EVALUATING THE COMPANY AND ITS BUSINESS BEFORE PURCHASING THE SECURITIES OFFERED HEREBY.

     ACCUMULATED DEFICIT; HISTORY OF OPERATING LOSSES; RISK OF INSUFFICIENT CAPITAL AND LIQUIDITY. The Company was formed in July 1991 and had an accumulated deficit of $3,370,000 as of December 31, 1997. The Company had an operating loss of $901,000 for the year ended December 31, 1997. It is anticipated that the Company's operations in the near term may result in quarterly losses. Additionally, there can be no assurance that the Company will be able to achieve and maintain profitable operations in the future. There can be no assurance that the Company will be profitable in the future or that funds provided by operations and presently available capital will be sufficient to fund the Company's ongoing operations in the future. If the Company has insufficient funds, there can be no assurance that additional financing can be obtained on acceptable terms, if at all. The absence of such financing would have a material adverse effect on the Company's business, including a possible reduction or cessation of operations.

     PATENT LITIGATION. The Company is a defendant in a patent infringement litigation with a competitor, Screening Systems, Inc. ("SSI"). The suit alleges that the Company's products infringe three United States patents owned by Hughes Electronics Company ("Hughes") and licensed to SSI. The court ordered that Hughes, the owner of the patents, be joined as an interested party. When Hughes declined to join the action as a plaintiff, SSI joined Hughes as a defendant. The Company has been aware of the patents in question since the Company commenced its operations and designed its vibration system, components of which are also patented, so as not to infringe the patents. The Company's vibration system has been used continuously in its products since 1991. The Company has raised several defenses, including that one or more of the patent claims are invalid or unenforceable. No assurance can be given that the Company will be successful in its defense. In March and April 1997 the Court held a "MARKMAN hearing" to determine the scope and meaning of the relevant patent claims In October, 1997 the Court issued its Order re Construction of Patent Claims.
Based on that Order, in November, 1997 the Company moved for summary judgment of non-infringement with respect to each of the patents in issue. SSI has moved for summary judgment of infringement with respect to one of the patents in issue and filed a summary judgment motion on several of the Company's defenses. The Court has not yet ruled on any of these motions and has not yet set a trial
date.   There can be no assurance that the Company will reach a successful resolution of this matter. The suit may have a material adverse effect on the business and financial condition of the Company in terms of legal fees and costs for defending the claims, the possibility of a significant award of damages, and of the loss of management time needed to deal with the suit.

     PROPRIETARY PROTECTION. The Company currently holds United States and foreign patents covering certain features of its system and has applied for certain additional patents. The Company also intends to seek patent protection in the future for certain aspects of any new systems which may be developed. However, no assurance can be given that the patents currently held or that new patents, if issued, will be valid or will provide any significant competitive advantage to the Company. Further, if it were determined that another product infringed on the Company's patents, there can be no assurance that the Company would be financially capable of enforcing its patents. Although the Company is not aware of any infringement of patents or intellectual property held by third parties, there can be no assurance that the Company is not infringing on the intellectual property rights of others.

     COMPETITION. The electronic product test/screening industry is highly competitive. The Company's primary competitors in the market segment for multi-axis vibration tables combined with thermal stress systems are believed to be Screening Systems, Inc. and Hanse Environmental, Inc. The Company is currently involved in patent litigation with Screening Systems, Inc. See "Risk Factors - Patent Litigation". Competing products and services also include traditional environmental stress screening equipment, electro-dynamic vibration systems and thermal chambers, and laboratory services. Many of the foregoing products and services provide design and process screening at a price which may be lower than the cost of the Company's products. The traditional equipment marketed by these manufacturers is well-accepted in the market, since the equipment supports traditional "pass-fail" specification test protocols that have been in use for several decades. The Company's technology supports new accelerated test protocols relating to improving product design and manufacturing processes rather than the "pass-fail" test processes. As such, the Company is attempting to create a new market segment and expects to allocate considerable resources to convincing prospective customers to adopt accelerated test protocols in addition to, or in replacement of, traditional methods. There can be no assurance that the Company will be successful in this regard. Further, many of the companies with which the Company competes have substantially greater financial and other resources.

     DEPENDENCE ON SIGNIFICANT CUSTOMERS. The Company derives revenue primarily from system sales and secondarily from test center services. In 1996, system revenue accounted for 70% of net revenue, and test center revenue accounted for 30% of net revenue, and for the year ended December 31, 1997, system revenue accounted for 72% of net revenue, and test center revenue accounted for 28% of net revenue. The Company's average system order is in excess of $100,000 and the selling cycle is typically between two and four months. As a result, the Company's quarterly revenues can be materially dependent on a relatively limited number of individually significant orders. In 1995, one customer, Allied Signal Corporation - 12%, accounted for more than 10% of the Company's net revenues. In 1996, one customer, AT&T Corporation - 16%, accounted for more than 10% of the Company's net revenues. For the year ended December 31, 1997, no customer accounted for more than 10% of revenue in the respective periods.

     SEASONALITY; FLUCTUATION IN QUARTERLY REVENUES; CAPITAL SPENDING CYCLES. Because the average system price is in excess of $100,000, most of the Company's customers treat the purchase of the Company's systems as a capital purchase. This historically has resulted in higher sales in the second and fourth quarters of the calendar year, as customers delay purchasing capital equipment until funds for the purchase have been built into a particular customer's annual capital budget. A limited number of large orders may continue to account for a significant portion of the Company's revenues and as such, the Company s quarterly revenues and results of operations may continue to be materially affected by the receipt or loss of any such orders and by the timing of shipments and deliveries. Furthermore, overall capital spending cycles will likely impact the Company's revenue growth.
Accordingly, the Company's future operating results are likely to be subject to significant variability from quarter to quarter and could be adversely affected in any particular quarter. Due to the foregoing factors, it is possible that the Company's operating results may from time to time be below the expectations of public market analysts and investors. In such event, the price of the Company's securities could be adversely affected.

     NEW TEST FACILITIES. The Company's plans call for adding to existing capacity in certain test facilities which may require the Company to add equipment and personnel, enter into long-term leases and otherwise incur significant fixed costs associated with operating these test centers. There can be no assurance that demand for the Company's testing services will be adequate to sustain the operations of new test facilities. Additions to existing capacity may be dependent on the company having adequate capital resources and upon the Company's ability to find highly-qualified engineering personnel.

     DEPENDENCE ON KEY PERSONNEL. The Company's operations are materially dependent upon the services of W. Preston Wilson, President and Chief Executive Officer of the Company, and the loss of the services of Mr. Wilson would materially and adversely affect the Company's business. The Company has an employment agreement with Mr. Wilson, which prohibits Mr. Wilson from competing with the Company for a period of two years following his voluntary or involuntary termination from the Company. The Company has purchased key man life insurance on Mr. Wilson in the amount of $1,000,000. There can be no assurance that the Company will retain the members of its current management or that it will successfully attract and retain qualified management and sales personnel in the future.

     PRODUCT LIABILITY RISKS. The Company's systems consist of high performance thermal chambers and vibration apparatus, which if misused could cause injury. To minimize the risk of injury, the Company has designed its systems with several redundant safety features. The Company is not aware of any injury caused by its systems, and the Company has not experienced any claims for product liability to date. There can be no assurance, however, that such claims will not be made in the future. The Company maintains product liability insurance in the aggregate amount of $2,000,000 per year and has additional insurance in the amount of $1,000,000 for liability in excess of its initial $2,000,000 of coverage. A successful claim against the Company in excess of such coverage could have a material adverse effect on the Company. Further, such insurance is expensive and may not be available in the future on acceptable terms, if at all.

     NEED FOR CONTINUED PRODUCT DEVELOPMENT. Because of the nature of the Company's products and services, there is the need to work to improve existing products and to develop new products. As a result, the Company is dependent upon the acquisition and retention of key technical personnel, who may be difficult to recruit and who may command high salaries. The Company currently has a development program in process to make significant additions to the system's control software. There is no assurance that this or any other development program will be successful.

     LIMITED DATA ON RELIABILITY OF PRODUCTS. To date the Company's systems have, for the most part, performed adequately without significant maintenance requirements. However, because the number of systems that have been installed since inception is relatively limited, data on long term maintenance requirements and performance of the Company's products is limited. If future maintenance requirements are significantly greater than those experienced to date, customers may be reluctant to place future orders and the Company's finances could be adversely affected.

     DEPENDENCE ON SUPPLIERS. The Company's manufacturing activities to date have been limited to assembling components provided by outside vendors. Interruptions in supply of such components could have a material adverse effect on the Company's ability to supply its products to customers until a new source is available and, as a result, could have a material adverse effect on the Company's business, financial condition and results of operations. Because the components of the Company's products are manufactured by outside vendors, the Company's ability to control the quality of its products is somewhat limited. Although the Company has attempted to contract only with reliable suppliers, there is no assurance that it will continue to be successful in this regard.

     AUTHORIZATION OF PREFERRED STOCK. The Company's Articles of Incorporation authorize the issuance of up to 2,000,000 shares of Preferred Stock with such rights and preferences as may be determined from time to time by the Board of Directors ("Preferred Stock"). Accordingly, under the Articles of Incorporation the Board of Directors may, without shareholder approval, issue Preferred Stock with dividend, liquidation, conversion, voting, redemption or other rights which could adversely affect the voting power or other rights of the holders of Common Stock. The issuance of any shares of Preferred Stock having rights superior to those of the Common Stock, may result in a decrease of the value or market price of the Common Stock and could be used by the Board of Directors as a device to prevent a change in control of the Company. Holders of Preferred Stock may have the right to receive dividends, certain preferences in liquidation and conversion rights. The Company has no plans to issue shares of Preferred Stock.

     LIMITATIONS ON DIRECTOR LIABILITY. The Company's Articles of Incorporation provide, as permitted by governing Colorado law, that a director of the Company shall not be personally liable to the Company or its shareholders for monetary damages for breach of fiduciary duty as a director, with certain exceptions. These provisions may discourage shareholders from bringing suit against a director for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on behalf of the Company against a director. In addition, the Company's Bylaws provide for mandatory indemnification of directors and officers to the fullest extent permitted by Colorado law.

     RISKS ASSOCIATED WITH FORWARD-LOOKING STATEMENTS. This Registration Statement contains certain forward-looking statements within the meaning of
Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934 and the Company intends that such forward-looking statements be subject to the safe harbors for such statements under such sections. The forward-looking statements herein are based on current expectations that involve a number of risks and uncertainties. Such forward-looking statements are based on numerous assumptions, including, but not limited to, the assumption that the SSI litigation will be resolved in a manner that does not adversely impact the ability of the Company to manufacture its products, that as the Company's revenue base expands quarterly results of operations will become more consistent, that the Company will be able to continue to find and retain qualified personnel for its manufacturing and existing and anticipated test center operations, and that demand for the Company's products and services will continue to grow.

The foregoing assumptions are based on judgments with respect to, among other things, future economic, competitive and market conditions, and future business decisions, all of which are difficult or impossible to predict accurately and many of which are beyond the Company's control. Accordingly, although the Company believes that the assumptions underlying the forward-looking statements are reasonable, any such assumption could prove to be inaccurate and therefore there can be no assurance that the results contemplated in forward-looking statements will be realized. The forward-looking statements are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by the forward-looking statements, including, but not limited to, the risk of an unfavorable outcome in the SSI litigation, variability in order flow and operating results, the ability of the Company to find and retain qualified personnel to staff its manufacturing and marketing operations and existing and anticipated test centers, and the risk that the demand for the Company's systems will not continue to grow.

     NO DIVIDENDS. The Company has not paid any dividends on its Common Stock and does not intend to pay dividends in the foreseeable future.

     THINLY TRADED STOCK AND VOLATILITY OF STOCK PRICE. The Company's Common Stock is thinly traded and is subject to significant price volatility. Between the Company's April 1996 initial public offering and December 31, 1997, the Company's Common Stock closing prices ranged from a high of $6.50 to a low of $2.88.

     NASDAQ LISTING; "PENNY STOCK" RULES. Although the Common Stock is listed on the Nasdaq SmallCap Market, there can be no assurance that such listing will be maintained. If the Company's Common Stock is delisted for failure to meet the Nasdaq listing maintenance requirements, the Common Stock would be subject to the rules promulgated under the Securities Exchange Act of 1934 relating to "penny stocks" which apply to non-Nasdaq companies whose stock trades at less than $5 per share or whose tangible net worth is less than $2,000,000. These rules require brokers who sell securities subject to such rules to persons other than established customers and "accredited investors" to complete certain documentation, make suitability inquiries of investors and provide investors with certain information concerning the risks of trading in the security. These rules may restrict the ability of brokers to sell the Company's Common Stock and may affect the ability of purchasers in this offering to sell such Common Stock in the secondary market.


                                   USE OF PROCEEDS

     The Company will not receive any part of the proceeds from the sale of the Shares. All net proceeds of sale will go to the Selling Shareholders.


                                 SELLING SHAREHOLDERS

     The following table sets forth certain information with respect to the Common Stock owned by each Selling Shareholder as of the date of the Prospectus, and as adjusted to give effect to the sale of such securities. The Shares are being registered to permit public secondary trading of such securities, and the Selling Shareholders may offer such securities for resale from time to time.
See "Plan of Distribution".

     The Shares of Common Stock being offered by the Selling Shareholders were acquired by them privately from a person who is arguably an "affiliate" of the Company. None of such Selling Shareholders has had a material relationship with the Company within the past three years other than as a result of ownership of the securities of the Company. The Shares may be offered from time to time by the Selling Shareholders named below or their nominees, and this Prospectus may be required to be delivered by persons who may be deemed to be underwriters in connection with the offer or sale of such securities. See "Plan of Distribution". In accordance with the rules of the Commission, the columns "Common Stock Owned After Offering" show the amount of securities owned by Selling Shareholders after the offering. The numbers in such columns assume all Shares registered and offered by this Prospectus, shown in the column "Common Stock Offered" are sold by the Selling Shareholders. However, the Selling Shareholders are not required to sell any of the Shares offered, and the Selling Shareholders may sell as many or as few Shares as they choose. See "Plan of Distribution".





Name of                                           Common Stock                Common Stock             Common Stock
Selling Shareholders                       Owned Prior to Offering(1)          Offered(1)          Owned After Offering
--------------------                       --------------------------          -------             --------------------
                                           Amount            Percent(2)                          Amount(3)        Percent(2)(4)
                                           ------            -------                             ------           -------
Okabena Partnership K                            145,000          4.3%           145,000           -0-               0%

Compass Management Partners, L.P.                  2,000            0%             2,000           -0-               0%

Compass Technology Partners, L.P.                 22,000           .6%            22,000           -0-               0%

Compass Chicago Partners, L.P.                    11,000           .3%            11,000           -0-               0%




                                 PLAN OF DISTRIBUTION

     The distribution of the Shares by the Selling Shareholders is not subject to any underwriting agreement. The Shares offered by the Selling Shareholders may be sold from time to time at designated prices that may be changed, at market prices prevailing at the time of sale, at prices relating to such prevailing market prices or at negotiated prices. The Selling Shareholders are not required to sell any of the Shares offered, and the Selling Shareholders may sell as many or as few Shares as they choose. In addition, the Selling Shareholders may sell the Shares through customary brokerage channels, either through broker-dealers acting as agents or principals. The Selling Shareholders may effect such transactions by selling Shares to or through broker-dealers, and such broker-dealers may receive compensation in the form of underwriting discounts, concessions, commissions, or fees from the Selling Shareholders and/or purchasers of the Shares for whom such broker-dealers may act as agent, or to whom they sell as principal, or both (which compensation to a particular broker-dealer might be in excess of customary commissions). Certain Selling Shareholders, and any broker-dealers that participate with the Selling Shareholders in the distribution of Shares, may be deemed to be underwriters and any commissions received by them and any profit on the resale of Shares positioned by them might be deemed to be underwriting discounts and commissions within the meaning of the Securities Act of 1933, in connection with such sales. The Company has entered into a Selling Agreement with holders of all of the Shares offered hereby, which contains the Company's agreement to indemnify the Selling Shareholders for losses or damages, including losses or damages under the Securities Act to which the Selling Shareholders may become subject arising out of or based upon untrue statements of fact contained in the registration statement of which this Prospectus is a part.


                                   INDEMNIFICATION

     The Colorado Business Corporation Act (the "Colorado Act") permits the Company to indemnify an officer or director who was or is a party or is threatened to be made a party to any proceeding because of his or her position, if: (i) the officer or director acted in good faith; (ii) the person reasonably believed, in the case of conduct in an official capacity with the Company, that his or her conduct was in the best interests of the Company, or in all other cases, that his or her conduct was at least not opposed to the Company's best interests; and, (iii) in the case of a criminal proceeding, the person had no reasonable cause to believe his or her conduct was unlawful. If the officer or director is successful on the merits in such a proceeding, the Colorado Act requires the Company to indemnify the officer or director against all expenses, including attorneys' fees incurred in connection with any such proceeding. The Colorado Act authorizes the Company to advance expenses incurred in defending any such proceeding under certain circumstances. Article XII of the Company's Articles of Incorporation provide that the Company shall indemnify its officers and directors to the fullest extent permitted by the Colorado Act.

     The Colorado Act permits the Company to limit the personal liability of its directors for monetary damages for breaches of fiduciary duty as a director, except for breaches that involve the director's duty of loyalty, acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, acts involving unlawful dividends or stock redemptions or transactions from which the director derived an improper personal benefit.
Article XIII of the Company's Articles of Incorporation includes such a provision which limits the personal monetary liability of its directors.

     Insofar as indemnification by the Registrant for liabilities arising under the Securities Act of 1933 (the "Act") may be permitted to directors, officers and controlling persons of the Company pursuant to the foregoing provisions, or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.


                                       EXPERTS

     The financial statements incorporated in this Prospectus by reference to the Company's Annual Report on Form 10-KSB for the fiscal year ended
December 31, 1997 have been so incorporated in reliance on the report of Price Waterhouse LLP, independent accountants, given upon the authority of said firm as experts in auditing and accounting.


                                    LEGAL OPINION

     The legality of the Common Stock offered will be passed upon for the Company by Chrisman, Bynum & Johnson, P.C., 1900 Fifteenth Street, Boulder, CO 80302.

                 ----------------------------------------------------

No person has been authorized to give any information or make any representations other than those contained in this Prospectus in connection with the sale or offering of any Shares of Common Stock covered by this Prospectus, and if given or made, such other information or representations must not be relied upon as having been authorized by QualMark Corporation or the Selling Shareholders. This Prospectus does not constitute an offer of any securities other than those to which it relates or an offer to sell, or a solicitation of an offer to buy, in any jurisdiction to any person to whom it is not lawful to make such offer or solicitation in such jurisdiction. Under no circumstances should the delivery of this Prospectus or the sale or offering of any Shares of Common Stock covered by this Prospectus create any implication that there has been no change in the business or operations of QualMark Corporation since the date of this Prospectus.


                 ----------------------------------------------------









                                  TABLE OF CONTENTS

                                                                       Page

                                                                       ----

Available Information. . . . . . . . . . . . . . . . . . . . . . . . .    2
Documents Incorporated by Reference. . . . . . . . . . . . . . . . . .    2
Risk Factors . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    3
Use of Proceeds. . . . . . . . . . . . . . . . . . . . . . . . . . . .    6
Selling Shareholders . . . . . . . . . . . . . . . . . . . . . . . . .    6
Plan of Distribution . . . . . . . . . . . . . . . . . . . . . . . . .    7
Indemnification. . . . . . . . . . . . . . . . . . . . . . . . . . . .    7
Experts. . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8
Legal Opinion. . . . . . . . . . . . . . . . . . . . . . . . . . . . .    8





                                    180,000 Shares




                                QUALMARK CORPORATION


                             Common Stock (No Par Value)



                                      PROSPECTUS



                       ________________________________________

                       ________________________________________

                       [QUALMARK LOGO]_________________________



                                      May 28, 1998